                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          proxy statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement       [_]Confidential, for Use of the
                                          Commission Only (as permitted by Rule
                                          14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       PRIMUS KNOWLEDGE SOLUTIONS, INC.
               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

[LOGO] PRIMUS KNOWLEDGE SOLUTIONS


                                          April 3, 2002

Dear Shareholder:

   You are cordially invited to attend the 2002 Annual Meeting of Shareholders of Primus Knowledge Solutions, Inc., which will be held on May 8, 2002, at 10:00 a.m., local time, at the Westlake Center Office Tower, 5/th/ Floor Conference Room, in Seattle, Washington.

   At the annual meeting, you will be asked to re-elect two directors, Antonio Audino and Yasuki Matsumoto, to the Primus Board of Directors.

   THE PRIMUS BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR.

   You should read carefully the accompanying Notice of Annual Meeting of Shareholders and the proxy statement for additional information.

   Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope. Your shares will be voted in accordance with the instructions you give in your proxy. If you attend the annual meeting, you may vote in person if you wish, even if you previously returned your proxy card. Your prompt cooperation is greatly appreciated.

                                          Sincerely,
                                          /s/ MICHAEL A. BROCHU
                                          Michael A. Brochu
                                          President, Chief Executive Officer and
                                            Chairman of the Board

This document is being first mailed to shareholders on or about April 3, 2002.

                       PRIMUS KNOWLEDGE SOLUTIONS, INC.
                         1601 Fifth Avenue, Suite 1900
                           Seattle, Washington 98101

                               -----------------

               NOTICE OF THE 2002 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 8, 2002

                               -----------------

TO THE SHAREHOLDERS OF PRIMUS KNOWLEDGE SOLUTIONS, INC.:

   We will hold the 2002 Annual Meeting of Shareholders of Primus Knowledge Solutions, Inc. on May 8, 2002, at 10:00 a.m., local time, at the Westlake Center Office Tower, 1601 Fifth Avenue, 5/th/ Floor Conference Room, in Seattle, Washington, for the following purposes:

    1. To elect two directors to hold office until the 2005 Annual Meeting of Shareholders or until their successor is elected and qualified; and

    2. To transact such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

   These items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on March 19, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. Only shareholders of record on the record date are entitled to notice of and to vote at the annual meeting and any adjournments or postponements.

   The directors elected will be the two candidates receiving the greatest number of votes cast, in person or by proxy, at the annual meeting.

   All shareholders are cordially invited to attend the annual meeting. However, to assure your representation at the annual meeting you are urged to complete, sign, date, and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Your stock will be voted in accordance with the instructions you give in your proxy. Your proxy may be revoked at any time before it is voted by signing and returning a proxy bearing a later date for the same shares, by filing with the Secretary of Primus a written revocation bearing a later date or by attending and voting in person at the annual meeting.

                                          By order of the Board of Directors
                                          /s/ DAVID M. WILLIAMSON

                                          David M. Williamson
                                          Vice President, Business Affairs,
                                            General Counsel and Secretary

Seattle, Washington
April 3, 2002

                       PRIMUS KNOWLEDGE SOLUTIONS, INC.

                               -----------------

                                PROXY STATEMENT

   This proxy statement is being furnished to holders of shares of common stock, par value $.025 per share, of Primus Knowledge Solutions, Inc., a Washington corporation, in connection with the solicitation of proxies by Primus' Board of Directors for use at the 2002 Annual Meeting of Shareholders and at any adjournments or postponements of the annual meeting. The annual meeting will be held on May 8, 2002, at 10:00 a.m., local time, at the Westlake Center Office Tower 1601 Fifth Avenue, 5/th/ Floor Conference Room, in Seattle Washington. The approximate date of the mailing of this proxy statement and the accompanying proxy is April 3, 2002.

Matters to Be Considered at the Annual Meeting

   At the annual meeting, shareholders of record of Primus as of the close of business on March 19, 2002 will consider and vote on:

   (1) the election of two directors to Primus' Board of Directors, each director to hold office until the 2005 Annual Meeting of Shareholders or until their successors are elected and qualified; and

   (2) such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

   The Board recommends that Primus' shareholders vote "FOR" election of the nominees for director.

Record Date; Shares Entitled to Vote; Vote Required

   Only the shareholders of record at the close of business on the record date, March 19, 2002, are entitled to notice of and to vote at the annual meeting. Primus has one class of voting securities outstanding that is designated as common stock, and each share of common stock is entitled to one vote. On March 19, 2002, there were 18,945,513 shares of common stock outstanding held of record by approximately 275 shareholders.

   Holders of a majority of the outstanding shares of our common stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the annual meeting. The directors elected at the annual meeting will be the two candidates receiving the greatest number of votes cast by the holders of shares of common stock present, in person or by proxy, at the annual meeting. Holders of shares of common stock are not entitled to cumulate votes in the election of directors. As of the record date, directors and executive officers of Primus and their affiliates may be deemed to be the beneficial owners of approximately 23% of the outstanding shares of common stock. Each of our directors and executive officers plans to vote or direct the vote of all shares of common stock over which he or she has voting control in favor of the election of the nominees for director.

   Abstention and broker nonvotes will have no effect on the election of directors since they will not represent votes cast at the annual meeting for the purpose of voting on that proposal.

Proposals by Primus Shareholders

   Shareholder proposals intended to be presented at the annual meeting must have been received by us not later than December 6, 2001 for inclusion in the proxy materials for the annual meeting. We are not aware of any matters to be voted on at the annual meeting except those listed on the accompanying notice of annual meeting of shareholders. The accompanying proxy gives discretionary authority to the persons named to vote the shares in their best judgment if any other matters are properly brought before the annual meeting.

Proxies

   Shares of common stock represented by properly executed proxies received at or before the annual meeting that have not been revoked will be voted at the annual meeting in accordance with the instructions contained in the proxy. Shares of common stock represented by properly executed proxies for which no instruction is given will be voted "FOR" the election of the nominees for director. We request that you complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided for this purpose, to ensure that your shares are voted. Your stock will be voted in accordance with the instructions you give in your proxy. Your proxy may be revoked at any time before it is voted by signing and returning a proxy bearing a later date for the same shares, by filing with the Secretary of Primus a written revocation bearing a later date or by attending and voting in person at the annual meeting.

   If the annual meeting is postponed or adjourned for any reason, at any subsequent reconvening of the annual meeting all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting, except for any proxies that have at that time effectively been revoked or withdrawn, notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

Proxy Solicitation

   The proxy accompanying this proxy statement is solicited by our Board of Directors. We will bear the cost of soliciting proxies. Officers, directors, and regular supervisory executive employees of Primus may solicit proxies; none of these solicitors will receive any additional compensation for their services but some may be reimbursed for out-of-pocket expenses they incur. We have retained Mellon Investor Services LLC, Seattle, Washington, to aid in the solicitation of proxies at an estimated cost of $5,000 plus reasonable expenses. Solicitation of proxies may be made personally or by mail, telephone, facsimile messenger or otherwise. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of common stock held of record by them will be reimbursed for the reasonable expenses they incur in forwarding the material.

                             ELECTION OF DIRECTORS

   In accordance with our Second Restated Bylaws, as amended, the Board of Directors is composed of seven directors, divided into three classes that are staggered such that the shareholders elect one-third of the directors each year. At present our Board consists of seven directors with no vacancies. The bylaws provide that at this annual meeting, the term of office of the Class 2 directors, Antonio Audino and Yasuki Matsumoto, expires. Every director elected to the Board will serve for a term of three years or until such time as his or her successor is elected and qualified. If a director resigns from the Board before the expiration of his or her term, however, the director elected or appointed to fill the resulting vacancy may be designated to a class such that he or she initially must be elected to a shorter term. Antonio Audino and Yasuki Matsumoto have been nominated for re-election to the Board for a three year term that will expire after the annual meeting in 2005. We intend to cast votes in accordance with the accompanying proxy for the election of these nominees unless contrary instructions are received. If any nominee should become unavailable for any reason, we intend to cast votes for a substitute nominee designated by the Board. The Board has no reason to believe that any of the nominees named will be unable to serve if elected.

                                   NOMINEES

             Name and Age          Term expiration date   Director Since
       Antonio M. Audino, age 43   2005 Annual Meeting        1995

   Mr. Audino has served as one of our directors since April 1995. Since September 1996, Mr. Audino has been founder and managing director of Voyager Capital, a venture capital firm. Mr. Audino holds a B.S. in accounting and a B.A. in philosophy from Creighton University.

              Name and Age         Term expiration date   Director Since
        Yasuki Matsumoto, age 48   2005 Annual Meeting        1994

   Mr. Matsumoto has served as one of our directors since October 1994. Since March 1997, Mr. Matsumoto has been the President and Chief Executive Officer of Trans Cosmos USA, Inc., an information technology venture capital investment firm. Trans Cosmos USA, Inc. is a wholly owned subsidiary of Trans Cosmos, Inc. Entities affiliated with Trans Cosmos, Inc. own approximately 10% of our outstanding common stock. Mr. Matsumoto holds an M.S. in computer engineering from Portland State University.

                             CONTINUING DIRECTORS

             Name and Age          Term expiration date   Director Since
       Michael A. Brochu, age 48   2003 Annual Meeting        1997

   Mr. Brochu has served as one of our directors and as our President and Chief Executive Officer since November 1997. Mr. Brochu was President and Chief Operating Officer of Sierra On-Line, Inc., an interactive software publisher, from June 1994 until October 1997. Mr. Brochu received his B.B.A. in accounting and finance from the University of Texas at El Paso.

             Name and Age         Term expiration date   Director Since
        John G. Connors, age 43   2003 Annual Meeting        2000

   Mr. Connors has served as one of our directors since April 2000. Since January 2000, Mr. Connors has served as Senior Vice President, Finance and Administration and Chief Financial Officer for Microsoft Corporation. From April 1999 to January 2000, Mr. Connors served as Microsoft's Vice President--Worldwide Enterprise Group and from July 1996 to April 1999 he served as Microsoft's Vice President--Chief Information Officer. From April 1994 to July 1996, Mr. Connors served as Microsoft's Corporate Controller. Mr. Connors is a director of Touch America Corporation. Mr. Connors holds a B.A. in Business from the University of Montana.

              Name and Age       Term expiration date   Director Since
          Promod Haque, age 53   2004 Annual Meeting        1996

   Mr. Haque has served as one of our directors since February 1996. Mr. Haque has been employed in various capacities by Norwest Venture Partners, a venture capital firm, since November 1990. Mr. Haque is currently Managing Partner of Norwest Venture Partners VII and Norwest Venture Partners VIII and General Partner of Norwest Venture Partners VI, Norwest Equity Partners V and Norwest Equity Partners IV. Mr. Haque is a member of the board of directors of Extreme Networks, Inc., Redback Networks, Inc., and SPSS, Inc. Mr. Haque holds an M.S. and a Ph.D. in electrical engineering and an M.M. from Northwestern University and a B.S. in electrical engineering from the University of New Delhi, India.

              Name and Age        Term expiration date   Director Since
         Fredric Harman, age 40   2003 Annual Meeting        1996

   Mr. Harman has served as one of our directors since February 1996. Since 1994, Mr. Harman has served as a managing member of the general partner of venture capital funds affiliated with Oak Investment Partners. Mr. Harman is a director of Avenue A Inc. Mr. Harman holds a B.S. and M.S. in electrical engineering from Stanford University and an M.B.A. from the Harvard Business School.

             Name and Age        Term expiration date   Director Since
         Janice Peters, age 50   2004 Annual Meeting        2000

   Ms. Peters has served as one of our directors since March 2000. From October 1997 to June 2000, Ms. Peters was the President and Chief Executive Officer of MediaOne, a broadband services provider. She was the President of Wireless Operations of MediaOne Group (formerly US West Media Group), a wireless services provider, from May 1995 to October 1997, and Managing Director of One2One, a wireless network, from June 1996 to October 1997. Ms. Peters is a member of the board of directors of Mail-Well, Inc. Ms. Peters holds a B.S. in Education from Wayne State University and an M.S. in Management from Stanford University.

Director Compensation

   Members of our Board of Directors do not receive any fee for their services as directors. Directors are eligible to participate in our 1999 Stock Incentive Compensation Plan, which was adopted by our Board of Directors and our shareholders in April 1999.

Committees of the Board and Meetings

   During the last fiscal year there were eight meetings of the Board of Directors. Antonio Audino, Michael Brochu, Promod Haque and Fredric Harman each attended at least 75% of all board and committee meetings of which they were a member. John Connors, Yasuki Matsumoto and Janice Peters each attended less than 75% of the aggregate of all board and committee meetings of which they were a member.

   The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee, currently composed of John Connors, Promod Haque and Fredric Harman, makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, and reviews and evaluates our audit and control functions. During the last fiscal year, there were four meetings of the Audit Committee.

   The Compensation Committee, currently composed of Antonio Audino and Fredric Harman, reviews and approves the compensation and benefits for our executive officers and makes recommendations to the Board of Directors regarding compensation and benefits matters. During the last fiscal year, there were five meetings of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

   During the fiscal year ended December 31, 2001, Messrs. Audino and Harman served on the compensation committee of our Board of Directors. None of our executive officers serves as a member of the compensation committee or board of directors of any entity that has an executive officer serving as a member of our compensation committee or board of directors.

                              EXECUTIVE OFFICERS

   The following are executive officers of Primus who will serve in the capacities noted until their successors are appointed:

      Name        Age                             Position
      ----        ---                             --------
Michael A. Brochu 48  President, Chief Executive Officer and Chairman of the Board
Ronald M. Stevens 38  Chief Financial Officer, Executive Vice President, and Treasurer

   For a biographical summary of Mr. Brochu, see "CONTINUING DIRECTORS."

   Ronald M. Stevens has served as our Chief Financial Officer, Executive Vice President and Treasurer since October 2000. From August 1999 to October 2000, Mr. Stevens served as Chief Financial Officer and then President and Chief Operating Officer of OnHealth Network, Inc., a consumer healthcare Internet company, which was acquired by WebMD Corporation in September 2000. From May 1996 to August 1999, he served as General Manager and Senior Vice President of Sierra On-Line, Inc., an interactive software publisher. From May 1994 to May 1996, he served as Corporate and Divisional Controller of Sierra On-Line. Mr. Stevens received his B.A. in accounting and business administration from Western Washington University.

                            EXECUTIVE COMPENSATION

Compensation Summary

   The following table lists all compensation earned during the years ended December 31, 2001, December 31, 2000 and December 31, 1999 by our executive officers ("named executive officers").

                          Summary Compensation Table

                                                             Long-Term
                                                            Compensation
                                      Annual Compensation      Awards
                               -    --------------------    ------------
                                                             Securities
                                                             Underlying   All Other
 Name and Principal Position   Year  Salary      Bonus        Options    Compensation
 ---------------------------   ---- --------    --------    ------------ ------------
Michael A. Brochu............. 2001 $290,000    $ 14,500      200,000           --
 President and                 2000 $250,000    $141,000      262,500           --
 Chief Executive Officer       1999 $225,000    $230,000      228,666           --
Ronald M. Stevens............. 2001 $175,000    $  8,750       80,000           --
 Chief Financial Officer,      2000 $ 39,834(1) $ 20,000(1)   125,000           --
 Executive Vice President and
 Treasurer
Kim M. Nelson................. 2001 $167,436(2) $ 10,000      150,000(3)   $94,363(4)
  Vice President of Worldwide  2000 $175,000    $149,350      143,750           --
  Sales and Marketing          1999 $134,471    $106,225      218,332      $34,125(5)

--------
(1) Mr. Stevens joined Primus in October 2000
(2) Mr. Nelson joined the Company in January 1999 and served as our Vice President of Worldwide Sales and Marketing from February 2001 to October 2001. He left the Company on November 1, 2001.
(3) All of Mr. Nelson's vested options expired without being exercised on February 1, 2002.
(4) In accordance with the agreement between the Company and Mr. Nelson, Mr. Nelson received payments equal to four months of salary plus vacation accrual at the time of his departure.
(5) Represents commissions.

Option Grants in Fiscal 2001

   The following table provides information regarding options granted during the year ended December 31, 2001 to the named executive officers.

                         Option Grants in Fiscal 2001

                                                                     Potential Realizable
                                                                       Value at Assumed
                                                                    Annual Rates of Stock
                                                                    Price Appreciation for
                                  Individual Grants                     Option Term(2)
                  ------------------------------------------------- ----------------------
                  Number of     Percent of
                    Shares     Total Options
                  Underlying    Granted to     Exercise
                   Options   Employees in last   Price   Expiration
      Name         Granted    Fiscal Year(1)   ($/Share)    Date      5%($)      10%($)
      ----        ---------- ----------------- --------- ----------  --------  ----------
Michael A. Brochu  200,000          7.8%         $3.50    5/16/11   $439,597   $1,114,026
Ronald M. Stevens   50,000          1.9           3.50    5/16/11    109,899      278,507
                    30,000          1.2           4.55     7/9/11     85,844      217,546
Kim M. Nelson (3)   50,000          1.9           7.66     2/1/02          0            0
                   100,000          3.9           3.50     2/1/02          0            0

--------
   For all options granted to the named executives during fiscal year 2001, 25% vest and become exercisable one year from the date of grant and approximately 2% vest and become exercisable each month after that date.

(1) Based on a total of 2,566,761 option shares granted to employees in fiscal 2001.
(2) The dollar amounts under these columns are calculated based on assumed rates of 5% and 10% and are not intended to forecast future appreciation. The named executive officers will realize no value if the stock price does not exceed the exercise price of the options.
(3) Mr. Nelson left the Company on November 1, 2001 and all his options expired without being exercised on February 1, 2002.

Fiscal Year-End Option Values

   The following table provides information regarding options held as of December 31, 2001 by each of the current named executive officers. No options were exercised by any named officers in 2001.

                                            Total Number of           Value of Unexercised
                                        Unexercised Options at        In-the-Money Options
                                          Fiscal Year-End (#)        At Fiscal Year-End ($)
                                       ------------------------- -------------------------------
                    Shares
                  Acquired on  Value
      Name         Exercise   Realized Exercisable Unexercisable Exercisable(1) Unexercisable(1)
      ----        ----------- -------- ----------- ------------- -------------- ----------------
Michael A. Brochu      0         $0      796,688      442,477          $0              $0
Ronald M. Stevens      0          0       36,458      168,542           0               0

--------
(1) For the fiscal year ended December 31, 2001. The average of the high and low trades of Primus' common stock on that date as reported on the Nasdaq National Market was $0.855 per share.

Change in Control Arrangements

   Primus has entered into an agreement with each of Michael A. Brochu and Ronald M. Stevens that provides for certain compensation arrangements upon and following a change of control of the company. The agreements expire one year following a change of control. A change of control occurs under the agreements when

    . Primus completes a merger, consolidation or share exchange after which its prior shareholders own less than a majority of the surviving corporation;

    . Primus sells substantially all of its assets not in the ordinary course of business; or

    .  one person or entity acquires a majority of Primus' outstanding shares.

   Immediately upon a change of control, 50% of the unvested options of each executive become exercisable. Our 1995 and 1999 stock option plans also provide for vesting of all unvested options in certain circumstances involving a merger, sale or liquidation of Primus.

   If one of our executives is terminated by us without cause or terminates his or her employment due to a substantial change in his or her position or responsibilities during the year following a change of control, he or she will be entitled to his or her accrued annual base salary, bonus and commissions through the date of termination plus severance pay equal to one-half of annual base salary. Further, all of his or her outstanding options will become immediately exercisable. To the extent the employee regularly receives commissions as part of his or her compensation, we will also pay commissions to the terminated employee for sales to his or her former accounts that occur during the six months following termination.

   In April 2001, Primus' Board of Directors approved an unsecured loan to Michael A. Brochu, President and Chief Executive Officer, for $750,000 bearing interest at 4.9%. The maturity date of the loan is April 16, 2007 with principal and accrued interest payments due annually starting on April 16, 2005. This note is subject to full forgiveness in the event of Mr. Brochu's termination of employment without cause or for good reason following a change of control.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   Our executive compensation program is administered by the compensation committee, which is comprised of two non-employee directors. Our executive compensation policy is designed to

    . assist us in attracting and retaining key executives critical to the company's success;

    . align the interests of the executives with the interests of our shareholders;

    .  reflect our overall performance; and

    .  reward executives individually.

   Executive compensation consists of three major components: base salary, bonuses and stock options.

   Base Salary. The base salary of the chief executive officer is set at an amount the committee believes is competitive with the salaries paid to executives of other high-growth companies in the software industry located within the local area. The committee relies on surveys and on knowledge of local pay practices as reported in financial periodicals or otherwise accessible to the committee. Additionally, a review of the chief executive officer's performance and a general review of the Company's financial and stock price performance are considered. The base salary for executive officers is reviewed annually. The chief executive officer's base salary was increased from $250,000 to $290,000 effective January 1, 2001.

   Bonus. Under a bonus plan established in February 1999, Primus executives may be eligible for annual and/or quarterly bonuses. Each executive's potential bonus is set as a percentage of his or her base salary; bonuses for 2001 are based 80% on the company's results of operations and 20% on achievement of the executive's individual goals and objectives as set by the chief executive officer (the chief executive officer's goals are set by the committee). Bonus payments earned during 2001 are presented in the Summary Compensation Table under the heading "Bonus."

   Stock Option Grants. Primus provides its executives with long-term incentives through the 1999 Stock Incentive Compensation Plan and the 1999 Amended and Restated Non Officer Employee Stock Compensation Plan. The objective of the 1999 plans is to enhance long-term profitability and shareholder value. The compensation committee of the board determines the number and terms of options granted to Primus' chief executive officer and other executive officers. The committee relies upon surveys and general familiarity with the number and proportion of shares available for grant pursuant to stock options in similar companies to determine appropriate grant level. To encourage stock retention, all options are granted as incentive stock options to the maximum extent possible under the Internal Revenue Code. Options are typically granted at the then-current market price and generally have a four-year vesting period to encourage key employees to continue their employment with Primus.

   Section 162(m) of the Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to the chief executive officer and any other of its four most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit. The committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. Primus' stock option plans are designed to qualify as performance-based compensation that is fully deductible by Primus for income tax purposes.

   In December of 2001, the Company's Board of Directors and Compensation Committee met to address the long-term incentive compensation impact arising from the fact that the market value of the Company's stock was significantly below the weighted average exercise price of outstanding stock options. The average price of the Company's stock in December 2001 was approximately $0.80. The weighted average exercise price of all outstanding options in December 2001 was $15.49. The Board and Compensation Committee reviewed and discussed a number of alternatives to address this issue, to ensure employees and executive management have competitive market levels of long-term incentives through stock options. Effective January 2, 2002, the Company's Compensation Committee approved a new option grant to employees, executive officers and directors of approximately 3,500,000 shares at an exercise price of $0.86 per share, which options vest ratably over 36 months. Grants to named executive officers and members of the Board included 50,000 options to each Board member other than Michael A. Brochu, 1,200,000 options to Michael A. Brochu, President, Chief Executive Officer and Chairman of the Board, and 300,000 options to Ronald M. Stevens, Chief Financial Officer, Executive Vice President and Treasurer.

   The committee believes that our compensation policies have been successful in attracting and retaining qualified employees and in linking compensation directly to corporate performance relative to our goals. The committee will continue to monitor the compensation levels potentially payable under Primus' other compensation programs, but intends to retain the flexibility necessary to provide total compensation in line with competitive practice, Primus' compensation philosophy, and Primus' best interests.

                                          Compensation Committee

                                          Antonio M. Audino
                                          Fredric W. Harman

                         REPORT OF THE AUDIT COMMITTEE

   The members of the Audit Committee are independent as that term is defined in Rule 4200 (a) (15) of the National Association of Securities Dealers listing standards. On April 14, 2000, the Audit Committee of the Board of Directors adopted a written Audit Committee Charter, included with the 2001 Annual Meeting Proxy. The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2001 with the management of Primus and the independent accountant. Additionally, the Audit Committee has discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1 and has discussed with the independent accountants their independence. Based on the discussions and reviews noted above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in Primus' Annual Report on Form 10-K for the fiscal year 2001.

                                          Audit Committee

                                          John Connors
                                          Promod Haque
                                          Fredric W. Harman

                               PERFORMANCE GRAPH

   The following graph shows a comparison of cumulative total shareholder return for Primus, the NASDAQ Stock Market-U.S. Index and Computer Software and Services 500 Index. The graph shows the value of $100 invested on July 1, 1999 in our common stock, the NASDAQ Stock Market-U.S Index and Computer Software and Services 500 Index. Stock Price Performance shown below is historical and not necessarily indicative of future price performances.

                                    [CHART]

                       PRIMUS         NASDAQ    (SOFTWARE&SVC)-500
                      KNOWLEDGE      US INDEX
                      SOLUTIONS      COMPUTER
             Jul99     100.00         100.00        100.00
             Sep99     196.88         101.72        100.82
             Dec99     323.66         150.35        142.40
             Mar00     614.29         168.79        135.95
             Jun00     321.43         146.76        111.46
             Sep00     105.80         135.05         98.09
             Dec00      46.43          90.43         67.28
             Mar01      26.79          67.50         59.64
             Jun01      42.79          79.56         80.19
             Sep01       6.64          55.20         51.44
             Dec01       6.00          71.76         67.71



    Comparison of Cumulative Total Return Primus Knowledge Solutions, Inc., the Computer Software and Services 500 Index and Nasdaq Stock Market-U.S.

       -----------------------------------------------------------------
                                              July 1, 1999 Dec. 31, 2001
       ====================================   ============ =============
       -----------------------------------------------------------------
         Primus                                   $100          $6
       -----------------------------------------------------------------
       -----------------------------------------------------------------
         Nasdaq Stock Market-U.S.                 $100          $72
       -----------------------------------------------------------------
       -----------------------------------------------------------------
         Computer Software and Services 500       $100          $68
       -----------------------------------------------------------------

                            PRINCIPAL SHAREHOLDERS

   The following table provides information with respect to the beneficial ownership of shares of common stock as of March 1, 2002 by

    .  each person or group that we know owns more than 5% of our common stock

    .  each of the named executive officers

    .  each of our directors

    .  all of our directors and executive officers as a group

   Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of our common stock subject to options exercisable as of March 1, 2002 or within 60 days of that date are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the number of shares listed opposite their names.

                                                                                  Amount
                                                                                and Nature Percentage
                                                                                    of      of common
                                                                                Beneficial    stock
Name of Beneficial Owner (1)                                                    Ownership  Outstanding
----------------------------                                                    ---------- -----------
Principal Shareholders
WM Advisors, Inc............................................................... 3,563,400     18.8%
Entities affiliated with Trans Cosmos, Inc. (2)................................ 1,935,285     10.2%
Norwest Equity Partners, V, L.P................................................ 1,441,166      7.6%
Kern Capital Management........................................................ 1,145,300      6.0%

                                                                                            Percentage
                                                             Shares                          of common
                                                          Beneficially                         stock
Name of Beneficial Owner (1)                                 Owned     Options(3)   Total   Outstanding
----------------------------                              ------------ ---------- --------- -----------
Directors
Yasuki Matsumoto (4).....................................  1,995,891      14,165  2,010,056    10.6%
Promod Haque (5).........................................  1,441,166      12,499  1,453,665     7.7%
Michael A. Brochu (6)....................................      7,500     937,619    945,119     4.8%
Fredric W. Harman (7)....................................    772,488      12,499    784,987     4.1%
Antonio M. Audino (8)....................................     99,721      16,145    115,866       *
John Connors (9).........................................      3,500      29,166     32,666       *
Janice Peters............................................          0      30,207     30,207       *

Executive Officers
Ronald M. Stevens........................................          0      71,874     71,874       *

Directors and executive officers as a group ([8] persons)  4,320,266   1,124,174  5,444,440      27%

--------
 *  Less than 1%.

(1) The address of WM Advisors, Inc. is 1201 Third Avenue, 22/nd/ Floor, Seattle, WA 98101. The address of Trans Cosmos, Inc. and Mr. Matsumoto is 777-108/th/ Avenue, N.E., Suite 2300, Bellevue, WA 98004. The address of Oak Investment Partners VI, Limited Partnership and Mr. Harman is Suite 1300, 525 University Avenue, Palo Alto, CA 94301. The address of Norwest Equity Partners V, L.L.P. and Mr. Haque is

   Suite 800, 525 University Avenue, Palo Alto, CA 94301. The address of Kern Capital Management is 114, W. 47/th/ Street, Suite 1926, New York, NY 10036. The address of Mr. Audino is Voyager Capital, 719 Second Avenue, Suite 1400, Seattle, WA 98104. The address of Mr. Connors is Microsoft Corporation, One Microsoft Way, Building 8, Redmond, WA 98052. The address of Ms. Peters is 3248--78/th/ Place NE, Medina, WA 98039. The address of Messrs. Brochu and Stevens is c/o Primus Knowledge Solutions, Inc., 1601 Fifth Avenue, Suite 1900, Seattle WA 98101.

(2) Represents the following: (a) 199,999 shares owned by Trans Cosmos, Inc.;
    (b) 559,890 shares owned by Trans Cosmos USA, Inc.; (c) 243,067 shares owned by EnCompass Group, Inc.; (d) 857,329 shares owned by U.S. Information Technology Financing, L.P.; and (e) 75,000 shares held directly by Primus KK. Trans Cosmos USA, Inc. is a wholly owned subsidiary of Trans Cosmos, Inc. U.S. Information Technology Financing, L.P. is a limited partnership whose sole general partner is Trans Cosmos USA, Inc. Yasuki Matsumoto, a director of Primus, is the President and CEO of Trans Cosmos USA, Inc.

(3) Includes all options exercisable within sixty days of March 1, 2002.

(4) Represents the following: (a) 199,999 shares owned by Trans Cosmos, Inc.;
    (b) 559,890 shares owned by Trans Cosmos USA, Inc.; (c) 243,067 shares owned by EnCompass Group, Inc.; (d) 857,329 shares owned by U.S. Information Technology Financing, L.P.; (e) 75,000 shares held directly by Primus KK; and (f) 60,606 shares owned by Mr. Matsumoto's spouse. Trans Cosmos USA, Inc. is a wholly owned subsidiary of Trans Cosmos, Inc. U.S. Information Technology Financing, L.P. is a limited partnership whose sole general partner is Trans Cosmos USA, Inc. Yasuki Matsumoto, a director of Primus, is the President and CEO of Trans Cosmos USA, Inc.

(5) Represents 1,441,166 shares owned by Norwest Equity Partners V, L.P. Mr. Haque is a partner in Norwest Venture Partners, an affiliate of Norwest Equity Partners V, L.P. Mr. Haque disclaims beneficial ownership of the shares held by Norwest Equity Partners, V, L.P. except to the extent of his pecuniary interest arising from his interest in Norwest Venture Partners.

(6) Represents the following: (a) 5,500 shares held directly by Mr. Brochu and
    (b) 2,000 shares held by Mr. Brochu's minor children. Mr. Brochu disclaims beneficial ownership of 2,000 shares held in the names of his minor children.

(7) Represents the following: (a) 644,482 shares owned by Oak Investment Partners VI, L.P.; (b) 202 shares owned by Oak VI Affiliates Fund, L.P.;(c) 51,387 shares owned by Oak Investment Partners VII, L.P.; (d) 10,558 shares owned by Oak VII Affiliates Fund, L.P.; (e) warrants to purchase 2,875 shares owned by Oak Investment Partners VII, L.P.; and (f) warrants to purchase 72 shares owned by Oak VII Affiliates Fund, L.P. and (g) 62,912 shares held directly by Mr. Harman. Fredric W. Harman, a director of Primus, is a Managing Member of Oak Associates VI, L.L.C., the general partner of Oak Investment Partners VI, L.P. and a Managing Member of Oak VI Affiliates, L.L.C., the general partner of Oak VI Affiliates Fund, L.P. Mr. Harman is also a Managing Member of Oak Associates VII, L.L.C., the general Partner of Oak Investment Partners VII, L.P. and a managing member of Oak VII Affiliates, L.L.C., the general partner of Oak VII Affiliates fund, L.P. Mr. Harman disclaims beneficial ownership of the securities held by such partnerships in which Mr. Harman does not a have a pecuniary interest.

(8) Represents 99,721 shares owned directly.

(9) Represents 3,500 shares owned directly.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and holders of more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file with the SEC.

   Based solely on our review of the copies of these forms received by us, or written representations from certain reporting persons that no such forms were required for those persons, we believe that during calendar year 2001 our executive officers, directors and greater than 10% shareholders complied with all applicable filing requirements.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Primus software is marketed, distributed and supported in Japan by Primus Knowledge Solutions K.K. ("Primus KK"), a joint venture in which we hold a 19.6% minority interest. Trans Cosmos, Inc. holds the remaining 80.4% of Primus KK. Trans Cosmos and its affiliates currently hold approximately 10% or our common stock. This distribution arrangement provides Primus KK with exclusive rights to the Japanese and English versions of our Primus(R) eServer and Primus(R) eSupport products in Japan, and nonexclusive distribution rights for these products in Korea, China and Hong Kong. The distribution arrangement continues until terminated by mutual agreement or, if Primus KK has not completed the listing of its common stock on a recognized public stock exchange by December 31, 2004 or if certain performance goals are not met, its expiration on March 31, 2006. The distribution agreement with Primus KK provides for sublicense fees based on a percentage of list prices. Revenues recognized by Primus under this agreement totaled approximately $3,134,000 in the fiscal year ended December 31, 2001.

   Yasuki Matsumoto has served as one of our directors since October 1994 and is a candidate for re-election at our 2002 Annual Meeting of Shareholders. Since March 1997, Mr. Matsumoto has been the President and Chief Executive Officer of Trans Cosmos USA, Inc., an information technology venture capital investment firm that is a wholly owned subsidiary of Trans Cosmos, Inc.

                        INDEPENDENT PUBLIC ACCOUNTANTS

   The Board has selected KPMG LLP to serve as independent public accountants. Representatives from KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from shareholders.

   The aggregate fees billed for professional services rendered by KPMG LLP for fiscal year 2001 are as follows:

(1) Audit Fees (for audit of our annual financial statements for fiscal year 2001; and reviews of our quarterly financial statements).................................................................. $103,000

(2) Financial Information and Systems Design and Implementation Fees (for designing or implementing a hardware or software system that aggregates source data underlying the
    Company's financial statements or generates information that is significant to the financial
    statements taken as a whole)..................................................................... $      0

(3) All Other Fees:
    Audit Related Fees (1)........................................................................... $ 57,700
    Other Non-Audit Fees (2)......................................................................... $ 63,581
    Total Other Fees................................................................................. $121,281

--------
(1) Audit related fees consist principally of the audit of AnswerLogic, Inc. and review of Company SEC filings.

(2) Other Non-audit fees consist principally of tax compliance services.

   The Audit Committee has considered whether the provision of non-audit services, principally tax compliance services and other services is compatible with maintaining the independence of KPMG LLP.

                 SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

   Under the Commission's proxy rules, shareholder proposals that meet certain conditions may be included in our proxy statement and form of proxy for a particular annual meeting. Shareholders that intend to present a proposal at our 2003 Annual Meeting must give notice of the proposal to Primus no later than December 3, 2002 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. In addition, if we receive notice of a shareholder proposal after February 20, 2003, the persons named as proxies in the proxy statement for the 2003 Annual Meeting will have discretionary voting authority to vote on such proposal at the 2003 Annual Meeting. Shareholders that intend to present a proposal that will not be included in the proxy statement and form of proxy must give notice of the proposal to us no fewer than 90 or more than 120 days prior to the one-year anniversary date of the 2002 Annual Meeting. Our receipt of any such proposal from a qualified shareholder in a timely manner will not guarantee its inclusion in our proxy materials or its presentation at the 2003 Annual Meeting because there are other requirements in the proxy rules.

                                OTHER BUSINESS

   The Board does not intend to present any business at the annual meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders, and has no present knowledge that any others intend to present business at the annual meeting. If, however, other matters requiring the vote of the shareholders properly come before the annual meeting or any adjournment or postponement of the annual meeting, the persons named in the accompanying form of proxy will have discretionary authority to vote the proxies held by them in accordance with their judgment as to such matters.

                          ANNUAL REPORT AND FORM 10-K

   Copies of our 2001 Annual Report to Shareholders and Annual Report on Form 10-K are being mailed with this proxy statement to each shareholder of record. Shareholders not receiving a copy of such Annual Report or Form 10-K may obtain one without charge by writing Investor Relations, Primus Knowledge Solutions, Inc., 1601 Fifth Avenue, Suite 1900, Seattle, Washington 98101.

--------------------------------------------------------------------------------

                        PRIMUS KNOWLEDGE SOLUTIONS, INC.

    This Proxy is solicited by the Primus' Board of Directors for the Annual
               Meeting of Shareholders to be held on May 8, 2002

     The undersigned hereby appoint(s) Michael A. Brochu and Ronald M. Stevens, and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Primus Knowledge Solutions, Inc. held of record by the undersigned on March 19, 2002 at the Annual Meeting of Shareholders of Primus to be held at the Westlake Center Office Tower, 5th Floor Conference Room, 1601 Fifth Avenue, Seattle, Washington, at 10:00 a.m. on May 8, 2002, with authority to vote upon the matters listed below and with discretionary authority as to any matters that may properly come before the meeting or any adjournment or postponement thereof.

                  IMPORTANT-PLEASE DATE AND SIGN THE OTHER SIDE






--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

--------------------------------------------------------------------------------

                                                               Please mark
                                                               your votes   [X]
                                                               as indicated


                                                             WITHHOLD
                                                             AUTHORITY
                                         FOR the            to vote for
                                         Nominees           the Nominees
ELECTION OF DIRECTORS:                     [ ]                  [ ]
Nominees: 01. Yasuki Matsumoto
          02. Antonio M. Audino

WITHHOLD for the following only: (write the name of the nominee in the space below)

--------------------------------------------------
Unless otherwise directed, all votes will be apportioned equally among the persons for whom authority is given to vote.

     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR THE NOMINEES" LISTED IN THIS PROXY.

     The Board of Directors recommends a vote "FOR the Nominees" listed in this Proxy.

                                         I plan to attend the annual meeting [ ]

                                                   ________
                                                           |
                                                           |
                                                           |



Signature(s)____________________Signature(s)____________________Date__________
Please sign exactly as your name appears hereon. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

--------------------------------------------------------------------------------
                            . FOLD AND DETACH HERE .